UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2011
BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34777 (Commission File Number)	52-2130962 (I.R.S. Employer Identification No.)
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of David Bernardi and Charles L. Ill, III as Directors of the Company
On January 25, 2011 (the “Effective Date”), the Board of Directors of BroadSoft, Inc. (the “Company”) appointed Mr. David Bernardi and Mr. Charles L. Ill, III as directors of the Company. Mr. Bernardi’s term will expire at the 2011 Annual Meeting of Stockholders and Mr. Ill’s term will expire at the 2013 Annual Meeting of Stockholders. There is no arrangement or understanding between either Mr. Bernardi or Mr. Ill and any other person pursuant to which they were selected as a director, and there is no family relationship between either Mr. Bernardi or Mr. Ill and any of the Company’s other directors or executive officers.
Additional information regarding Messrs. Bernardi and Ill is set forth below:
David Bernardi. David Bernardi, age 48, has been employed as the Chief Technology Officer of Telesystem Ltd. (“Telesystem”), a Canadian private capital corporation, since 2000. Since February 2006, Mr. Bernardi has also been a Managing Partner in two funds managed by ID Capital Management, a company controlled by Telesystem. In February 2006, Mr. Bernardi became a Venture Partner — Technology in Propulsion Ventures III Fund, a fund managed by Propulsion Ventures which is also controlled by Telesystem and, in September 2010, he became a Managing Partner of Propulsion Ventures. Additionally, Mr. Bernardi currently serves on the board of directors or is an advisor to each of the following private companies: CVT Corp Transmission Inc., The Fox Group, Inc., Idilia Inc., Metafoam Technologies Inc., Microsigns Technologies Inc., Nanoledge Inc., NCI Technologies Inc. and Rololight Corporation.
Charles L. Ill, III. Charles L. Ill, III, age 57, has been employed as the Senior Vice President of Sales, Services and Marketing of Fair Isaac Corporation (“FICO”) since February 2010. From July 2006 to May 2008, Mr. Ill was Senior Vice President, Global Sales at Avaya Inc., a provider of enterprise communications systems, and from January 2003 to December 2004, Mr. Ill was Executive Vice President, Worldwide Sales at BEA Systems, Inc., where he was accountable for all direct sales, business partner sales, sales operations and strategic alliances. From 1978 until January 2003, Mr. Ill held various sales and marketing positions with IBM Corporation, most recently as vice president, worldwide software geographic sales, marketing and technical team.
Messrs. Bernardi and Ill will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time. Based on the Company’s current policy, Messrs. Bernardi and Ill will each receive an annual grant of restricted stock units (“RSUs”) covering a number of shares of common stock having a value, as of the date of grant, equal to $30,000 (prorated for the period between the Effective Date and December 31, 2011, based on the number of days in such period divided by 365) which will vest on a quarterly basis. Messrs. Bernardi and Ill will each also receive, on a pro-rata basis, an annual cash retainer of $30,000, paid in quarterly installments at the end of each quarter; provided that each director will have the ability to elect to receive 100%, 50% or 0% of his annual cash retainer in the form of additional RSUs. The Company will also reimburse Messrs. Bernardi and Ill for reasonable out-of-pocket expenses incurred in attending meetings of the Board.
On January 26, 2011, the Company issued a press release announcing the appointment of Messrs. Bernardi and Ill to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated January 26, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.
Date: January 26, 2011	By:	/s/ James A. Tholen
		Name:	James A. Tholen
		Title:	Chief Financial Officer